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                                                                    Exhibit 10.5



                                            December 27, 2001



Stephen M. Cohen
Stonepath Group, Inc., General Counsel
Two Penn Center, Suite 605
Philadelphia, PA  19102

         RE:  Modification to Employment Agreement

Dear Steve,

         This letter agreement is intended to constitute a formal binding modification to your Amended and Restated Employment Agreement with Stonepath Group, Inc. (the "Company") dated April 19, 2001 (the "Employment Agreement") with respect to the following subject matter:

         1. Modification to Base Salary. Effective as of December 31, 2001, the Base Salary under your Employment Agreement shall be reduced from $250,000 to $200,000. Notwithstanding the foregoing, in the event of a termination under Sections 6.2(d) and 6.2(e) of the Employment Agreement, your Basic Compensation shall remain as set forth in the Employment Agreement, and any severance arrangements or payments made thereunder shall be made on the same basis as set forth within your Employment Agreement, irrespective of this modification letter.

         2. Settlement Amount. In recognition of the foregoing, the Company agrees to pay you, in settlement of any and all claims that you may otherwise have with respect to the modification to your Employment Agreement, the sum of $116,903 (the "Settlement Amount"), net of applicable withholdings taxes, payable as follows:

               (a)    $50,000 on or before January 30, 2002;
               (b)    $50,000 on or before January 30, 2003;
               (c)    $16,903 on or before January 30, 2004.

         3. Credit against certain Severance benefits. In the event circumstances arise in which you are entitled to a severance benefit under your Employment Agreement, and as provided in Section 1 above, you agree that portion of the Settlement Amount not yet paid, yet due and owing to you under Section 2 above will be credited against such severance benefit.




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December 27, 2001
Page Two


         4. Miscellaneous.

               (a) Capitalized terms utilized in this Letter Agreement shall, unless otherwise defined herein, have the meaning ascribed under the Employment Agreement;


               (b) Except as set forth in this Letter Agreement, the Employment Agreement shall remain in full force and effect.


         Would you kindly place your signature on the line provided below indicating your agreement to the terms set forth above.




                                            Sincerely,


                                            STONEPATH GROUP, INC.






                        BY: /s/ Dennis L. Pelino
                            -----------------------------
                            Dennis L. Pelino
                            Chairman and CEO


Accepted by:

/s/ Stephen M. Cohen
--------------------------------
STEPHEN M. COHEN

DATED:  12/27/2001
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